UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On May 31, 2005, Barrick Gaming Corporation ("Barrick") failed to close its transaction with Poster Financial Group ("Poster Financial") for the purchase of the Golden Nugget Hotel and Casino in Laughlin, Nevada. As a result, the agreement between Poster Financial and Barrick has been terminated and Landry's Restaurants, Inc. ("Landry's") will now be acquiring the Golden Nugget Hotel and Casino in Laughlin, Nevada as well as the Golden Nugget Hotel and Casino in Las Vegas, Nevada in connection with Landry's acquisition of Poster Financial. No additional purchase price will be paid by Landry's to the shareholders of Poster Financial to acquire the Laughlin property, however, the approximate $31 million in proceeds originally expected from the Barrick purchase will not be available to repay existing Poster Financial debt to be assumed by Landry's in accordance with the purchase agreement. Landry's expects that its acquisition of both the Las Vegas and Laughlin properties will close before the end of this year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

June 2, 2005	By:	\Steven L. Scheinthal

Name: \Steven L. Scheinthal
Title: EVP & General Counsel